Exhibit 99.1

EQT ANNOUNCES EARLY RESULTS OF ITS DEBT TENDER OFFER

PITTSBURGH, January 13, 2022 -- EQT Corporation (nyse: eqt) (the Company or EQT) today announced the early results of its previously announced tender offer (the Tender Offer) to purchase for cash up to $250.0 million aggregate principal amount (the Maximum Tender Amount) of its outstanding 3.000% Senior Notes due 2022 (the Notes). The terms and conditions of the Tender Offer are described in the Offer to Purchase dated December 29, 2021 (the Offer to Purchase) and remain unchanged.

The aggregate principal amount of Notes that were validly tendered and not validly withdrawn as of 5:00 p.m., New York City time, on January 12, 2022 (the Early Tender Date) and the aggregate principal amount of Notes that the Company expects to accept for purchase on the Early Settlement Date (as defined below), as well as certain other terms of the Tender Offer, are set forth in the table below. Withdrawal rights for the Tender Offer expired at 5:00 p.m., New York City time, on January 12, 2022. As a result, tendered Notes may no longer be withdrawn.

Title of Notes	CUSIP Number	Principal Amount Outstanding	Principal Amount Tendered	Principal Amount Accepted	Tender Offer Consideration(1)(2)	Early Tender Premium(1)	Total Consideration(1)(2)(3)
3.000% Senior Notes due 2022	26884LAE9	$568,823,000	$205,924,000	$205,924,000	$962.50	$50.00	$1,012.50

(1)	Per $1,000 principal amount of Notes accepted for purchase.
(2)	Does not include accrued and unpaid interest, which will be paid in addition to the Tender Offer Consideration or the Total Consideration, as applicable.
(3)	Includes the Early Tender Premium.

Payment for Notes accepted for purchase is expected to be made on January 14, 2022 (the Early Settlement Date). The Company’s obligation to accept for payment and to pay for the Notes validly tendered in the Tender Offer is subject to the satisfaction or waiver of a number of conditions described in the Offer to Purchase. The Company reserves the right, subject to applicable law, to (i) waive any and all conditions to the Tender Offer, (ii) extend, terminate or withdraw the Tender Offer, (iii) increase or decrease the Maximum Tender Amount, or (iv) otherwise amend the Tender Offer in any respect.

The Company will continue to accept Notes tendered after the Early Tender Date up to the Maximum Tender Amount. The Tender Offer will expire at 11:59 p.m., New York City time, on January 27, 2022, unless extended or earlier terminated by the Company (such date and time, as it may be extended, the Expiration Date). Holders of Notes who validly tender their Notes following the Early Tender Date and on or prior to the Expiration Date will receive $962.50 per $1,000 principal amount of any such Notes tendered by such holders that are accepted for purchase, which is equal to the Total Consideration minus the Early Tender Premium. Payments for Notes purchased will also include accrued and unpaid interest from and including the last interest payment date for the Notes up to, but not including, the applicable settlement date for such Notes accepted for purchase. The settlement date for the Notes that are tendered following the Early Tender Date but on or prior to the Expiration Date is expected to be January 31, 2022, the second business day after the Expiration Date (the Final Settlement Date). Tendered Notes may be subject to proration if the aggregate principal amount of the Notes validly tendered would cause the Maximum Tender Amount to be exceeded.

TD Securities is acting as Dealer Manager for the Tender Offer. The Information Agent and Tender Agent is Global Bondholder Services Corporation.

Copies of the Offer to Purchase and any related Tender Offer materials are available by contacting the Information Agent at (866) 470-3700 (toll-free) or (212) 430-3774 (collect) or email contact@gbsc-usa.com. Questions regarding the Tender Offer should be directed to TD Securities at (866) 584-2096 (toll-free) or (212) 827-7795 (collect) or LM@tdsecurities.com.

This news release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. The Tender Offer is being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law.

Investor Contact:

Andrew Breese

Director, Investor Relations

412.395.2555

ABreese@eqt.com

About EQT Corporation

EQT Corporation is a leading independent natural gas production company with operations focused in the cores of the Marcellus and Utica Shales in the Appalachian Basin. We are dedicated to responsibly developing our world-class asset base and being the operator of choice for our stakeholders. By leveraging a culture that prioritizes operational efficiency, technology and sustainability, we seek to continuously improve the way we produce environmentally responsible, reliable and low-cost energy. We have a longstanding commitment to the safety of our employees, contractors, and communities, and to the reduction of our overall environmental footprint. Our values are evident in the way we operate and in how we interact each day – trust, teamwork, heart, and evolution are at the center of all we do.

Cautionary Statements

This news release contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this news release specifically include statements regarding the Company’s plans and expected timing with respect to the Tender Offer. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company has based these forward-looking statements on current expectations and assumptions about future events, taking into account all information currently available to it. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond the Company’s control. These risks and uncertainties include, but are not limited to, volatility of commodity prices; the costs and results of drilling and operations; access to and cost of capital; uncertainties about estimates of reserves, identification of drilling locations and the ability to add proved reserves in the future; the assumptions underlying production forecasts; the quality of technical data; the Company’s ability to appropriately allocate capital and resources among its strategic opportunities; inherent hazards and risks normally incidental to drilling for, producing, transporting and storing natural gas, natural gas liquids and oil; cyber security risks; availability and cost of drilling rigs, completion services, equipment, supplies, personnel, oilfield services and water required to execute the Company’s exploration and development plans; the ability to obtain environmental and other permits and the timing thereof; the potential impacts resulting from new, or changes to current, government regulations or actions, including federal or state regulations imposing a fee or tax on methane or carbon; environmental and weather risks, including the possible impacts of climate change; and disruptions to the Company’s business due to acquisitions and other significant transactions. These and other risks are described under Part I, Item 1A., “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. In addition, the Company may be subject to currently unforeseen risks that may have a materially adverse impact on it. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

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